UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 31, 2016
Date of Report (Date of earliest event reported)

Bonanza Creek Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35371	61-1630631
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

410 17th Street, Suite 1400
Denver, Colorado 80202
(Address of principal executive offices, including zip code)

(720) 440-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
The fall 2016 semi-annual borrowing base redetermination under the Credit Agreement, dated March 29, 2011 (as amended, the “Credit Agreement”) of Bonanza Creek Energy, Inc. (the “Company”) was completed on October 31, 2016. (Capitalized terms used herein shall be deemed to have the meaning ascribed to them in the Credit Agreement.) The Borrowing Base under the Credit Agreement was reduced from $200 million to $150 million, which amount will remain in effect until it is redetermined or adjusted in accordance with the Credit Agreement and will continue to be secured by certain of the Company’s Oil and Gas Properties.
As of October 31, 2016, the Company had approximately $214.7 million in borrowings outstanding under the Credit Agreement and no outstanding letters of credit. As a result of this October 2016 redetermination and after giving effect to the last monthly installment of approximately $14.6 million owed as a result of the Borrowing Base Deficiency which existed following the Company’s semi-annual borrowing base redetermination on May 20, 2016, the Company will have a Borrowing Base Deficiency of approximately $50 million (the “Fall Deficiency”). The Company received notice of the Fall Deficiency on October 31, 2016 (the “Deficiency Notice Date”).
Under the terms of the Credit Agreement, the Company must pursue one of the following options to address the Borrowing Base Deficiency: (A) within 20 days after the Deficiency Notice Date, deliver to the Administrative Agent written notice of the Company’s election to repay Advances such that the Borrowing Base Deficiency is cured within 30 days after the Deficiency Notice Date; (B) pledge, within 30 days after the Deficiency Notice Date, additional Oil and Gas Properties acceptable to the Lenders, which the Lenders deem sufficient in their sole discretion to eliminate the Borrowing Base Deficiency; (C) within 20 days after the Deficiency Notice Date, deliver to the Administrative Agent written notice of the Company’s election to repay Advances in six monthly installments equal to one-sixth of the Borrowing Base Deficiency, with the first such installment due 30 days after the Deficiency Notice Date and each following installment due 30 days after the preceding installment; or (D) within 20 days after the Deficiency Notice Date, deliver to the Administrative Agent written notice of the Company’s election to combine the options in clause (B) and (C) above, and indicating the amount to be repaid in installments and the amount to be provided as additional Collateral.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bonanza Creek Energy, Inc.

Dated: November 4, 2016	By:	/s/ Cyrus D. Marter IV
	Name:	Cyrus D. Marter IV
	Title:	Senior Vice President, General Counsel and Secretary